EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      We consent to incorporation by reference in the registration statement on Form S-8 of Pinnacle Global Group, Inc. of our report dated March 13, 1998, relating to the balance sheet of Pinnacle Management & Trust Company as of December 31, 1997 and the related statement of operations, shareholders' equity and cash flows for the year then ended, which report appears in Form S-4 (No. 333-65417) of Pinnacle Global Group, Inc.

                                          /s/ KPMG LLP

                                          KPMG LLP

Houston, Texas
February 12, 1999